Exhibit 99.1

Park Sterling Corporation Announces

Results for Second Quarter 2016

Charlotte, NC – July 28, 2016 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the second quarter of 2016. Highlights at and for the three months ended June 30, 2016 include:

Highlights

●	Net income of $5.6 million, or $0.11 per share, compared to $2.7 million, or $0.05 per share, in the quarter ended March 31, 2016
●

Adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, increased $275,000 (4%) to $6.4 million, or $0.12 per share, compared to $6.2 million, or $0.12 per share, in the prior quarter

●	Noninterest income grew 14% over first quarter 2016 with strong performance across several categories
●	Noninterest expenses declined from the first quarter of 2016
●	Loans, including loans held for sale, showed steady growth of $52.0 million, representing a 9% annualized growth rate
●	Nonperforming loans to total loans decreased 9 basis points to 0.33% from 0.42% at March 31, 2016
●	Nonperforming assets to total assets decreased 9 basis points to 0.35% from 0.44% at March 31, 2016
●	Capital levels remained strong with total common equity to total assets of 11.17%, tangible common equity to tangible assets of 9.00% and Tier 1 leverage ratio of 10.06%
●	Core systems conversion with First Capital Bancorp, Inc. were completed (May 2016)
●	The Board of Directors declared a 33% increase in the quarterly cash dividend on common shares to $0.04 per share (July 2016)

“We are delighted to report strong results for the second quarter of 2016,” said James C. Cherry, Chief Executive Officer. “For the quarter, we achieved higher profitability and returns driven by steady loan growth, strong increases in noninterest income sources and reduced expenses. Our solid financial condition reflects superior asset quality and healthy capital and liquidity levels.

On the capital management front, yesterday the board declared a 33% increase in the quarterly dividend to $0.04 per common share from the prior level of $0.03 per share, payable on August 23, 2016 to all shareholders of record as of the close of business on August 9, 2016. Future dividends will be subject to board approval. Additionally, during the second quarter we repurchased approximately 150,000 shares under our previously announced 2.2 million share repurchase program.

We remain committed to build a full-service, highly regarded regional community bank. With the successful conversion of First Capital Bancorp’s core systems onto the Park Sterling platform, we now have a company operating on common core systems with $3.2 billion in assets serving customers through 56 branches in highly attractive markets across the Carolinas, Virginia and North Georgia. The second quarter results reflect management’s focus in 2016 on improving performance by leveraging Park Sterling’s distinguishing strengths. These include our position in high growth markets, exceptionally talented and experienced bankers, quality products and services, solid financial condition and strong risk culture.”

Financial Results

Income Statement – Three Months Ended June 30, 2016

Park Sterling reported net income of $5.6 million, or $0.11 per share, for the three months ended June 30, 2016 (“2016Q2”). This compares to net income of $2.7 million, or $0.05 per share, for the three months ended March 31, 2016 (“2016Q1”) and net income of $4.3 million, or $0.10 per share, for the three months ended June 30, 2015 (“2015Q2”). The increase in net income from both 2016Q1 and 2015Q2 resulted primarily from reduced merger -related costs in 2016Q2 as well as an increase in net interest income from 2015Q2 and noninterest income compared to 2016Q1 and 2015Q2.

Park Sterling reported adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, of $6.4 million, or $0.12 per share, in 2016Q2. This compares to adjusted net income of $6.2 million, or $0.12 per share, in 2016Q1 and adjusted net income of $4.4 million, or $0.10 per share, in 2015Q2. Compared to 2016Q1 and 2015Q2, adjusted net income reflects higher noninterest income and lower noninterest expense.

Net interest income totaled $26.1 million in 2016Q2, which represents a $547 thousand, or 2%, decrease from $26.6 million in 2016Q1 and a $5.4 million, or 26%, increase from $20.6 million in 2015Q2. Average total earning assets increased $9.5 million in 2016Q2 to $2.84 billion, compared to $2.83 billion in 2016Q1 and increased $657.7 million, or 30%, compared to $2.19 billion in 2015Q2. The increase in average total earning assets in 2016Q2 from 2016Q1 included an increase in average loans (including loans held for sale) of $23.7 million, or 1%, offset by decreases in average marketable securities of $5.0 million, or 1%, and average other interest-earning assets of $9.3 million, or 17%. The increase in average total earning assets in 2016Q2 from 2015Q2 resulted primarily from a $654.7 million, or 40%, increase in average loans (including loans held for sale) as a result of both organic growth and the acquisition of First Capital and a $9.4 million, or 2%, increase in average marketable securities, offset by a $6.4 million, or 12%, decrease in average other earning assets.

Net interest margin was 3.69% in 2016Q2, representing a 9 basis point decrease from 3.78% in both 2016Q1 and 2015Q2. The decrease in net interest margin from 2016Q1 resulted primarily from a 12 basis point decrease in yield on loans to 4.68%, as the yield on loans in 2016Q1 was driven by a higher level of accretion of the acquired performing fair value mark related to the acquisition of First Capital loans. In addition, the cost of interest-bearing liabilities increased 2 basis points from 2016Q1 as the cost of wholesale funding increased slightly. The reduction in net interest margin yield from 20152Q is significantly impacted by the merger with First Capital which was completed on January 1, 2016.  The change was primarily driven by higher rates on interest bearing deposits  and the cost associated with the  $30 million senior term loan that was used to partially fund the merger,  offset in part by the addition of higher yielding earning assets as a result of the merger.

The Company reported $882,000 of provision expense in 2016Q2, compared to $556,000 of provision recorded in 2016Q1, and a provision of $134,000 in 2015Q2. Allowance for loan loss levels increased to 0.47% of total loans at 2016Q2 compared to 0.43% at 2016Q1 due to an increase in the qualitative component of the allowance.

Noninterest income increased $648,000, or 14%, to $5.4 million in 2016Q2, compared to $4.7 million in 2016Q1 and increased $1.1 million, or 25%, compared to $4.3 million in 2015Q2. The increase from 2016Q1 was driven primarily by a $699,000 volume-related increase in capital markets income, as well as a $203,000 increase in ATM and card income that resulted from year-to-date EMV-chip card conversion cost adjustments. Other increases include a $122,000, or 83%, decrease in FDIC loss share indemnification asset and true-up liability expense as we approach the expiration date of another agreement and a $98,000, or 13%, increase in mortgage banking income. Partially offsetting these increases was a $462,000, or 47%, decrease in BOLI income due in part to $402,000 of death benefits received in 2016Q1 and an additional $81,000 of losses on the sale of securities. The increase in noninterest income from 2015Q2 reflects higher capital markets income, as well as higher service charges on deposit accounts and lower amortization on the FDIC loss share indemnification asset and true-up liability expense, offset partially by lower income from mortgage banking and wealth management activities.

Noninterest expenses decreased $4.2 million, or 16%, to $21.9 million in 2016Q2 compared to $26.2 million in 2016Q1, and increased $3.7 million, or 20%, compared to $18.2 million in 2015Q2. Adjusted noninterest expenses, which exclude merger-related expenses ($1.3 million in 2016Q2, $5.2 million in 2016Q1 and $167,000 in 2015Q2), decreased $282 thousand, or 1%, to $20.7 million in 2016Q2 compared to $21.0 million in 2016Q1, and increased $2.6 million, or 14%, compared to $18.1 million in 2015Q2. Overall the decrease in adjusted noninterest expenses from 2016Q1 was due primarily to a $351,000 decrease in salaries and compensation expense due to the 2016Q1 increase in the incentive accrual and the realization of additional merger related cost savings. The other notable decrease was the net cost of operation of OREO, which in 2016Q1 included a loss on the sale of a branch that had been transferred to OREO in 2015. Offsetting these decreases was an increase in loan and collection expense due to a recent HELOC program for which the company absorbs borrower closing costs, as well as the timing of loan activity. The increase in adjusted noninterest expenses from 2015Q2 is primarily a function of the merger with First Capital.

The company’s effective tax rate was 35.4% in 2016Q2, compared to 40.6% in 2016Q1 and 34.7% in 2015Q2. During 2016Q1, the rate was impacted by certain non-deductible merger-related expenses and adjustments made to deferred tax assets for the true-up in tax rates and re-measurement due to the First Capital merger, partially offset by the non-taxable BOLI death benefits received in 2016Q1.

Balance Sheet

Total assets increased $20.3 million, or 1%, to $3.2 billion at 2016Q2, as compared to total assets of $3.2 billion at 2016Q1. Cash and equivalents decreased $22.6 million, or 28%, to $69.9 million and total securities, including non-marketable securities, decreased $4.8 million, to $509.7 million. Total loans, excluding loans held for sale, increased $47.8 million, or 8% annualized, to $2.3 billion at 2016Q2.

Loan mix remained relatively consistent with 2016Q1. The combination of commercial and industrial and owner-occupied real estate loans decreased slightly from 31.1% to 30.6% of total loans, and investor-owned commercial real estate loans increased from 31.7% to 32.8% of total loans. Acquisition, construction and development loans decreased to 13.8% from 14.2% of total loans. Total consumer loans remained flat at 22% of total loans.

In terms of accounting designations, compared to 2016Q1: (i) non-acquired loans, which include certain renewed and/or restructured acquired performing loans that are re-designated as non-acquired, increased $119.3 million, or 8%, to $1.6 billion; (ii) acquired performing loans decreased $64.1 million, or 9%, to $661.9 million; and (iii) purchase credit impaired (“PCI”) loans decreased $7.4 million, or 7%, to $98.7 million. At 2016Q2, noncovered performing acquired loans (which totaled $660.7 million) included a $4.9 million net acquisition accounting fair market value adjustment, representing a 0.74% “mark;” noncovered PCI loans (which totaled $85.4 million) included a $22.8 million adjustment, representing a 21.1% “mark;” and covered performing acquired and PCI loans (which totaled $14.5 million) included a $3.5 million adjustment, representing a 19.7% “mark.”

Total deposits decreased $24.6 million, or 1%, to $2.5 billion at 2016Q2, as compared to total deposits of $2.5 billion at 2016Q1. Noninterest bearing demand deposits increased $27.1 million, or 6%, to $496.2 million (20% of total deposits). Non-brokered money market, NOW and savings deposits decreased $22.6 million, or 2%, to $1.2 billion (47% of total deposits). Time deposits less than $250,000 decreased $9.1 million, or 2%, to $547.6 million (22% of total deposits) and time deposits greater than $250,000 decreased $11.7 million, or 10%, to $108.1 million (4% of total deposits). Finally, brokered deposits decreased $8.3 million, or 5%, to $152.2 million (6% of total deposits). Core deposits, which exclude time deposits greater than $250,000 and brokered deposits, represented 89.5% of total deposits at 2016Q2 and 88.8% of total deposits at 2016Q1.

Total borrowings increased $29.9 million, or 11%, to $297.8 million at 2016Q2 compared to $268.0 million at 2016Q1. Borrowings at 2016Q2 included $235.0 million in FHLB borrowings, $29.7 million in a senior unsecured term loan at the bank holding company level, and $33.2 million of acquired trust preferred securities, net of acquisition accounting fair market value adjustments.

Total shareholders’ equity increased $4.9 million, or 1%, to $354.5 million at 2016Q2 compared to $349.5 million at 2016Q1, driven by an increase in retained earnings and higher unrealized gains related to available-for-sale securities and balance sheet interest rate hedges. The company’s ratio of common equity to assets increased to 11.17% at 2016Q2 from 11.08% at 2016Q1. The company’s ratio of tangible common equity to tangible assets increased to 9.00% at 2016Q2 from 8.87% at 2016Q1. The company’s Common Equity Tier 1 (“CET1”) ratio decreased to 11.14% at 2016Q2 compared to 11.11% at 2016Q1 due to an increase in risk weighted assets. The company’s Tier 1 leverage ratio was 10.06% at 2016Q2 compared to 9.76% at 2016Q1.

Asset Quality

Asset quality continues to remain strong. Nonperforming assets were $11.0 million at 2016Q2, or 0.35% of total assets, compared to $14.0 million at 2016Q1, or 0.44% of total assets. Nonperforming loans were $7.8 million at 2016Q2, and represented 0.33% of total loans, compared to $9.6 million at 2016Q1, or 0.42% of total loans. The settlement of two loan relationships that were past due in 2016Q1 as well as the continued sales of other real estate owned contributed to the declines in both ratios. The company reported net recoveries of $159,000, or 0.03% of average loans (annualized), in 2016Q2, compared to net recoveries of $212,000, or 0.04% of average loans (annualized), in 2016Q1.

The allowance for loan losses increased $1 million, or 11%, to $10.9 million, or 0.47% of total loans, at 2016Q2, compared to $9.8 million, or 0.43% of total loans, at 2016Q1. The increase in allowance included (i) a $255,000, or 16%, decrease in the quantitative component, resulting from lower historic loss rates due to a net recovery in 2016Q2 and (ii) a $1.2 million or 15%, increase in the qualitative component, reflecting management’s judgment of inherent loss in the loan portfolio not represented in historic loss rates, based on heightened general economic market uncertainty and increased financial market volatility which emerged toward the end of 2016Q2.

As contemplated during the Bank’s 2010 public offering, the Company awarded certain performance-based restricted shares to officers and directors following the holding company reorganization. These shares vest one-third each when the Company’s stock price per share reaches the following performance thresholds for 30 consecutive trading days: (i) 125% of offer price ($8.13); (ii) 140% of offer price ($9.10); and (iii) 160% of offer price ($10.40). These anti-dilutive restricted shares are issued (and thereby have voting rights), but are not included in earnings per share or tangible book value per share calculations until they vest (and thereby have economic rights). There were 436,590 shares outstanding at each of June 30, 2016 and March 31, 2016 and 554,400 shares outstanding at each of the reported quarters of 2015.

*	*	*	*	*	*	*

Conference Call

A conference call will be held at 8:30 a.m., Eastern Time this morning (July 28, 2016). The conference call can be accessed by dialing (877) 512-1104 and requesting the Park Sterling Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately one hour after the call by dialing (877) 344-7529 and requesting conference number 10087667.

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with $3.2 billion in assets, is the largest community bank headquartered in the Charlotte area and has 56 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, average tangible common equity, adjusted net income, adjusted operating revenues, adjusted noninterest income, adjusted noninterest expenses, adjusted operating expense, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events, results and conditions and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: synergies and other financial benefits from the merger with First Capital Bancorp, Inc. (“First Capital”) may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, noninterest income, noninterest expense, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, deterioration in the credit quality of the loan portfolio or the value of collateral securing loans, deterioration in the value of securities held for investment, the impacts of a potential increasing rate environment, and other similar matters; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Park Sterling, including the company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve or maintain adjusted operating expense to adjusted operating revenue targets; inability to generate future ATM and card income from marketing expenses; variability in the performance of covered loans and associated loss-share related expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

You should not place undue reliance on any forward-looking statement and should consider all of the preceding uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

###

For additional information contact:

Donald K. Truslow

Chief Financial Officer

(704) 716-2134

don.truslow@parksterlingbank.com

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

THREE MONTH RESULTS

($ in thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$26,729	$27,124	$19,284	$19,475	$19,667
Taxable investment securities	2,640	2,687	2,677	2,636	2,508
Tax-exempt investment securities	137	147	146	152	143
Nonmarketable equity securities	153	154	109	142	122
Interest on deposits at banks	34	42	22	23	18
Federal funds sold	5	8	1	1	-
Total interest income	29,698	30,162	22,239	22,429	22,458
Interest expense
Money market, NOW and savings deposits	1,014	1,017	743	654	532
Time deposits	1,449	1,398	903	841	752
Short-term borrowings	251	294	205	90	76
Long-term debt	440	410	55	134	131
Subordinated debt	494	446	358	348	351
Total interest expense	3,648	3,565	2,264	2,067	1,842
Net interest income	26,050	26,597	19,975	20,362	20,616
Provision for loan losses	882	556	409	-	134
Net interest income after provision	25,168	26,041	19,566	20,362	20,482
Noninterest income
Service charges on deposit accounts	1,528	1,489	1,439	1,370	1,107
Mortgage banking income	873	775	699	700	956
Income from wealth management activities	863	803	887	947	906
Income from capital market activities	767	68	437	238	394
ATM and card income	776	573	647	537	629
Income from bank-owned life insurance	526	988	371	1,058	553
Gain (loss) on sale of securities available for sale	(87)	(6)	-	54	-
Amortization of indemnification asset and true-up liability expense	(25)	(147)	(165)	(162)	(165)
Other noninterest income	154	184	208	185	(88)
Total noninterest income	5,375	4,727	4,523	4,927	4,292
Noninterest expenses
Salaries and employee benefits	11,774	13,018	9,541	9,952	10,021
Occupancy and equipment	3,041	3,125	2,680	2,591	2,491
Data processing and outside service fees	2,224	5,523	1,669	1,668	1,640
Legal and professional fees	950	725	1,471	472	660
Deposit charges and FDIC insurance	478	432	413	401	433
Loss on disposal of fixed assets	230	44	50	597	113
Communication fees	505	483	480	501	541
Postage and supplies	191	173	99	123	116
Loan and collection expense	273	37	194	151	242
Core deposit intangible amortization	458	458	347	347	347
Advertising and promotion	367	421	271	313	304
Net cost of operation of other real estate owned	70	266	(23)	163	232
Other noninterest expense	1,385	1,448	1,170	1,140	1,092
Total noninterest expenses	21,946	26,153	18,362	18,419	18,232
Income before income taxes	8,597	4,615	5,727	6,870	6,542
Income tax expense	3,045	1,874	1,952	2,092	2,273
Net income	$5,552	$2,741	$3,775	$4,778	$4,269

Earnings per common share, fully diluted	$0.11	$0.05	$0.09	$0.11	$0.10
Weighted average diluted common shares	52,704,537	52,599,584	44,322,428	44,287,019	44,301,895

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

SIX MONTH RESULTS

($ in thousands, except per share amounts)	June 30,	June 30,
	2016	2015
	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$53,853	$38,778
Taxable investment securities	5,327	5,299
Tax-exempt investment securities	284	281
Nonmarketable equity securities	307	249
Interest on deposits at banks	76	36
Federal funds sold	13	-
Total interest income	59,860	44,643
Interest expense
Money market, NOW and savings deposits	2,032	1,052
Time deposits	2,847	1,459
Short-term borrowings	545	152
Long-term debt	850	259
Subordinated debt	940	679
Total interest expense	7,214	3,601
Net interest income	52,646	41,042
Provision for loan losses	1,438	314
Net interest income after provision	51,208	40,728
Noninterest income
Service charges on deposit accounts	3,017	2,126
Mortgage banking income	1,648	1,907
Income from wealth management activities	1,666	1,768
Income from capital market activities	835	792
ATM and card income	1,349	1,323
Income from bank-owned life insurance	1,514	1,321
Gain (loss) on sale of securities available for sale	(93)	-
Amortization of indemnification asset and true-up liability expense	(172)	(559)
Other noninterest income	338	115
Total noninterest income	10,102	8,793
Noninterest expenses
Salaries and employee benefits	24,792	20,452
Occupancy and equipment	6,166	5,046
Data processing and outside service fees	7,747	3,288
Legal and professional fees	1,675	1,458
Deposit charges and FDIC insurance	910	825
Loss on disposal of fixed assets	274	349
Communication fees	988	1,119
Postage and supplies	364	265
Loan and collection expense	310	396
Core deposit intangible amortization	916	695
Advertising and promotion	788	678
Net cost of operation of other real estate owned	336	267
Other noninterest expense	2,833	2,533
Total noninterest expenses	48,099	37,371
Income before income taxes	13,211	12,150
Income tax expense	4,919	4,098
Net income	$8,292	$8,052

Earnings per common share, fully diluted	$0.16	$0.18
Weighted average diluted common shares	52,650,886	44,287,424

PARK STERLING CORPORATION

WEALTH MANAGEMENT ASSETS

($ in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Discretionary assets held	$322,996	$339,198	$434,346	$425,229	$438,289
Non-discretionary assets held	32,173	31,174	32,289	32,152	36,067
Total wealth management assets	$355,169	$370,372	$466,635	$457,381	$474,356

PARK STERLING CORPORATION

MORTGAGE ORIGINATION

($ in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Mortgage origination - purchase	$25,316	$14,656	$16,101	$20,063	$28,536
Mortgage origination - refinance	16,221	13,430	10,049	15,101	18,479
Mortgage origination - construction	18,403	14,764	18,746	20,452	24,694
Total mortgage origination	$59,941	$42,850	$44,896	$55,616	$71,709

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015*	2015	2015
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$33,348	$34,038	$53,840	$16,096	$17,042
Interest-earning balances at banks	34,955	47,143	16,451	41,230	26,940
Investment securities available for sale	393,131	396,863	384,934	401,820	402,489
Investment securities held to maturity	102,125	104,459	106,458	109,072	111,633
Nonmarketable equity securities	14,420	13,118	11,366	11,377	13,500
Federal funds sold	1,570	11,271	235	920	360
Loans held for sale	11,967	7,593	4,943	5,145	10,701
Loans - Non-covered	2,311,775	2,262,294	1,724,164	1,681,227	1,637,115
Loans - Covered	15,122	16,849	17,651	18,897	20,348
Allowance for loan losses	(10,873)	(9,832)	(9,064)	(8,742)	(8,468)
Net loans	2,316,024	2,269,311	1,732,751	1,691,382	1,648,995

Premises and equipment, net	65,711	65,494	55,658	56,948	58,979
FDIC receivable for loss share agreements	1,164	1,477	943	1,190	1,209
Other real estate owned - non-covered	2,866	3,425	4,211	7,087	8,904
Other real estate owned - covered	380	985	1,240	1,056	884
Bank-owned life insurance	69,695	69,202	58,633	58,286	57,823
Deferred tax asset	28,985	30,088	28,971	29,711	32,137
Goodwill	63,197	63,707	29,197	29,197	29,197
Core deposit intangible	12,354	12,813	9,571	9,918	10,265
Other assets	22,183	22,750	14,862	14,699	12,822

Total assets	$3,174,075	$3,153,737	$2,514,264	$2,485,134	$2,443,880

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Demand noninterest-bearing	$496,195	$469,046	$350,836	$370,815	$347,162
Money market, NOW and savings	1,229,040	1,255,848	1,062,046	1,041,502	988,847
Time deposits	748,188	773,089	539,780	534,541	538,932
Total deposits	2,473,423	2,497,983	1,952,662	1,946,858	1,874,941

Short-term borrowings	200,000	170,000	185,000	130,000	180,000
Long-term debt	64,714	65,000	30,000	55,000	55,000
Subordinated debt	33,176	33,014	24,262	24,092	23,922
Accrued expenses and other liabilities	48,312	38,229	37,636	44,979	30,274
Total liabilities	2,819,625	2,804,226	2,229,560	2,200,929	2,164,137

Shareholders' equity:
Common stock	53,332	53,038	44,854	44,909	44,911
Additional paid-in capital	275,246	274,706	222,596	222,587	222,271
Retained earnings	25,219	21,263	20,117	17,692	14,261
Accumulated other comprehensive income (loss)	653	504	(2,863)	(983)	(1,700)
Total shareholders' equity	354,450	349,511	284,704	284,205	279,743

Total liabilities and shareholders' equity	$3,174,075	$3,153,737	$2,514,264	$2,485,134	$2,443,880

Common shares issued and outstanding	53,332,369	53,038,020	44,854,509	44,909,447	44,910,686

* Derived from audited financial statements.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015*	2015	2015
BY LOAN TYPE	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$334,644	$334,027	$246,907	$211,741	$189,356
Commercial real estate (CRE) - owner-occupied	376,440	374,428	331,222	328,327	330,853
CRE - investor income producing	764,168	723,539	506,110	514,118	498,190
Acquisition, construction and development (AC&D) - 1-4 Family Construction	100,604	97,614	32,262	27,299	31,500
AC&D - Lots and land	94,686	88,492	44,411	47,948	48,680
AC&D - CRE construction	125,466	136,561	87,452	85,643	86,570
Other commercial	10,410	10,167	8,601	8,830	7,212
Total commercial loans	1,806,418	1,764,828	1,256,965	1,223,906	1,192,361

Consumer:
Residential mortgage	244,063	235,737	223,884	224,110	214,850
Home equity lines of credit	181,020	177,594	157,378	157,430	156,960
Residential construction	65,867	71,117	72,170	66,823	62,973
Other loans to individuals	26,575	27,245	28,817	24,896	27,696
Total consumer loans	517,525	511,693	482,249	473,259	462,479
Total loans	2,323,943	2,276,521	1,739,214	1,697,165	1,654,840
Deferred costs (fees)	2,954	2,622	2,601	2,959	2,623
Total loans, net of deferred costs (fees)	$2,326,897	$2,279,143	$1,741,815	$1,700,124	$1,657,463

* Derived from audited financial statements.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015*	2015	2015
BY ACQUIRED AND NON-ACQUIRED	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Acquired loans - performing	$661,930	$726,025	$279,949	$300,102	$317,394
Acquired loans - purchase credit impaired	98,672	106,105	94,917	102,537	112,819
Total acquired loans	760,602	832,130	374,866	402,639	430,213
Non-acquired loans, net of deferred costs (fees)**	1,566,295	1,447,013	1,366,949	1,297,485	1,227,250
Total loans	$2,326,897	$2,279,143	$1,741,815	$1,700,124	$1,657,463

* Derived from audited financial statements.

** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Beginning of period allowance	$9,832	$9,064	$8,742	$8,468	$8,590
Loans charged-off	(94)	(82)	(237)	(121)	(572)
Recoveries of loans charged-off	253	294	150	415	245
Net charge-offs	159	212	(87)	294	(327)

Provision expense	882	556	409	-	205
Benefit attributable to FDIC loss share agreements	-	-	-	-	(71)
Total provision expense charged to operations	882	556	409	-	134
Provision expense recorded through FDIC loss share receivable	-	-	-	(20)	71
End of period allowance	$10,873	$9,832	$9,064	$8,742	$8,468

Net charge-offs (recoveries)	$(159)	$(212)	$87	$(294)	$327
Net charge-offs (recoveries) to average loans (annualized)	-0.03%	-0.04%	0.02%	-0.07%	0.08%

PARK STERLING CORPORATION

ACQUIRED LOANS

($ in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
ACQUIRED LOANS AND FAIR MARKET VALUE (FMV)	2016	2016	2015*	2015	2015
ADJUSTMENTS	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Non-acquired loans	$1,566,295	$1,447,013	$1,366,949	$1,297,485	$1,227,250

Purchased performing loans	666,894	732,075	282,081	302,296	319,844
Less: remaining FMV adjustments	(4,964)	(6,050)	(2,132)	(2,194)	(2,450)
Purchased performing loans, net	661,930	726,025	279,949	300,102	317,394

Purchased credit impaired loans	124,985	133,644	120,957	129,890	141,528
Less: remaining FMV adjustments	(26,313)	(27,539)	(26,040)	(27,353)	(28,709)
Purchased credit impaired loans, net	98,672	106,105	94,917	102,537	112,819

Total loans	$2,326,897	$2,279,143	$1,741,815	$1,700,124	$1,657,463

	June 30,	March 31,	December 31,	September 30,	June 30,
PURCHASED PERFORMING FMV ADJUSTMENTS	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Beginning FMV adjustment	$(6,050)	$(2,132)	$(2,194)	$(2,450)	$(2,974)
Increase from First Capital	-	(5,200)	-	-	-
Accretion to interest income:
First Capital	777	1,027	-	-	-
All other mergers	309	255	62	256	282

Ending FMV adjustment	$(4,964)	$(6,050)	$(2,132)	$(2,194)	$(2,692)

	June 30,	March 31,	December 31,	September 30,	June 30,
PCI FMV ADJUSTMENT	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Contractual principal and interest	$143,701	$153,124	$140,269	$152,098	$162,386
Nonaccretable difference	(14,652)	(14,975)	(12,843)	(14,512)	(12,843)
Expected cash flows as of the end of period	129,049	138,149	127,426	137,586	149,543
Accretable yield	(30,377)	(32,044)	(32,509)	(35,049)	(36,773)
Ending basis in PCI loans- estimated fair value	$98,672	$106,105	$94,917	$102,537	$112,770

Beginning accretable yield	$(32,044)	$(32,509)	$(35,049)	$(36,773)	$(38,465)
Increase from First Capital	-	(1,663)	-	-	-
Loan system servicing income	1,434	1,551	1,437	1,525	1,567
Accretion to interest income	1,343	1,471	1,438	1,551	1,733
Reclass to (from) non-accretable yield	(522)	(993)	(553)	(897)	(1,653)
Other adjustments	(588)	99	218	(455)	45
Period end accretable yield**	$(30,377)	$(32,044)	$(32,509)	$(35,049)	$(36,773)

* Derived from audited financial statements.

** Difference between the remaining FMV discount on purchased credit impaired loans and the period end accretable yield is a function of projected estimated expected interest income being included in the period end accretable yield.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)	June 30, 2016			June 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$2,298,569	$26,729	4.68%	$1,643,844	$19,667	4.80%
Fed funds sold	3,848	5	0.52%	730	-	0.00%
Taxable investment securities	484,057	2,640	2.18%	474,807	2,508	2.11%
Tax-exempt investment securities	14,131	137	3.88%	13,960	143	4.10%
Other interest-earning assets	42,559	187	1.77%	52,098	140	1.08%

Total interest-earning assets	2,843,164	29,698	4.20%	2,185,439	22,458	4.12%

Allowance for loan losses	(9,961)			(8,895)
Cash and due from banks	35,011			16,356
Premises and equipment	66,029			58,912
Goodwill	63,509			29,211
Intangible assets	12,574			10,435
Other assets	124,705			115,213

Total assets	$3,135,031			$2,406,671

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$426,427	$81	0.08%	$411,806	$71	0.07%
Savings and money market	744,945	840	0.45%	525,359	405	0.31%
Time deposits - core	686,003	1,272	0.75%	458,139	632	0.55%
Brokered deposits	139,164	270	0.78%	133,981	176	0.53%
Total interest-bearing deposits	1,996,539	2,463	0.50%	1,529,285	1,284	0.34%
Short-term borrowings	163,132	251	0.62%	148,901	76	0.20%
Long-term debt	64,808	440	2.73%	55,000	131	0.96%
Subordinated debt	33,102	494	6.00%	23,833	351	5.91%
Total borrowed funds	261,042	1,185	1.83%	227,734	558	0.98%

Total interest-bearing liabilities	2,257,581	3,648	0.65%	1,757,019	1,842	0.42%

Net interest rate spread		26,050	3.55%		20,616	3.70%

Noninterest-bearing demand deposits	483,465			338,092
Other liabilities	41,480			30,884
Shareholders' equity	352,505			280,676

Total liabilities and shareholders' equity	$3,135,031			$2,406,671

Net interest margin			3.69%			3.78%

(1) Nonaccrual loans are included in the average loan balances.

(2) Interest income and yields for the three months ended June 30, 2016 and 2015 include accretion from acquisition accounting adjustments associated with acquired loans.

(3) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

SIX MONTHS

($ in thousands)	June 30, 2016			June 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$2,286,696	$53,853	4.74%	$1,623,279	$38,778	4.82%
Fed funds sold	5,372	13	0.49%	596	-	0.00%
Taxable investment securities	485,605	5,327	2.19%	477,255	5,299	2.22%
Tax-exempt investment securities	15,089	284	3.76%	13,409	281	4.19%
Other interest-earning assets	45,666	383	1.69%	56,258	285	1.02%

Total interest-earning assets	2,838,428	59,860	4.24%	2,170,797	44,643	4.15%

Allowance for loan losses	(9,912)			(8,633)
Cash and due from banks	35,885			16,646
Premises and equipment	66,271			59,133
Goodwill	62,783			29,225
Intangible assets	12,646			10,606
Other assets	127,727			117,376

Total assets	$3,133,828			$2,395,150

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$426,610	$168	0.08%	$409,863	$139	0.07%
Savings and money market	739,124	1,671	0.45%	521,374	800	0.31%
Time deposits - core	698,146	2,492	0.72%	459,713	1,220	0.54%
Brokered deposits	132,994	548	0.83%	137,254	352	0.52%
Total interest-bearing deposits	1,996,874	4,879	0.49%	1,528,204	2,511	0.33%
Short-term borrowings	177,417	545	0.62%	150,055	152	0.20%
Long-term FHLB borrowings	65,316	850	2.62%	53,950	259	0.97%
Subordinated debt	33,015	940	5.73%	23,749	679	5.77%
Total borrowed funds	275,748	2,335	1.70%	227,754	1,090	0.97%

Total interest-bearing liabilities	2,272,622	7,214	0.64%	1,755,958	3,601	0.41%

Net interest rate spread		52,646	3.60%		41,042	3.73%

Noninterest-bearing demand deposits	469,961			328,805
Other liabilities	40,714			30,951
Shareholders' equity	350,531			279,436

Total liabilities and shareholders' equity	$3,133,828			$2,395,150

Net interest margin			3.73%			3.81%

(1) Nonaccrual loans are included in the average loan balances.

(2) Interest income and yields for the six months ended June 30, 2016 and 2015 include accretion from acquisition accounting adjustments associated with acquired loans.

(3) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$5,185	$6,595	$4,326	$5,342	$5,545
Troubled debt restructuring (and still accruing)	2,582	2,696	2,774	3,090	3,115
Past due 90 days plus (and still accruing)	-	293	1,151	47	-
Nonperforming loans	7,767	9,584	8,251	8,479	8,660
OREO	3,246	4,410	5,451	8,143	9,788
Nonperforming assets	11,013	13,994	13,702	16,622	18,448
Past due 30-59 days (and still accruing)	985	217	1,222	1,790	2,559
Past due 60-89 days (and still accruing)	5,800	499	1,340	3,753	481

Nonperforming loans to total loans	0.33%	0.42%	0.47%	0.50%	0.52%
Nonperforming assets to total assets	0.35%	0.44%	0.54%	0.67%	0.75%
Allowance to total loans	0.47%	0.43%	0.52%	0.51%	0.51%
Allowance to nonperforming loans	139.99%	102.59%	109.85%	103.10%	97.78%
Allowance to nonperforming assets	98.73%	70.26%	66.15%	52.59%	45.90%
Past due 30-89 days (accruing) to total loans	0.29%	0.03%	0.15%	0.33%	0.18%
Net charge-offs (recoveries) to average loans (annualized)	-0.03%	-0.04%	0.02%	-0.07%	0.08%

CAPITAL
Book value per common share	$6.77	$6.69	$6.49	$6.47	$6.37
Tangible book value per common share**	$5.33	$5.22	$5.60	$5.58	$5.47
Common shares outstanding	53,332,369	53,038,020	44,854,509	44,909,447	44,910,686
Weighted average dilutive common shares outstanding	52,704,537	52,599,584	44,322,428	44,287,019	44,301,895

Common Equity Tier 1 (CET1) capital	$282,721	$275,490	$251,807	$249,289	$245,328
Tier 1 capital	307,736	300,354	268,605	265,917	261,596
Tier 2 capital	10,914	9,832	9,064	8,742	8,577
Total risk based capital	318,650	310,186	277,669	274,659	270,173
Risk weighted assets	2,538,461	2,478,547	1,939,417	1,887,065	1,844,540
Average assets for leverage ratio	3,058,742	3,076,505	2,441,811	2,434,376	2,359,401

Common Equity Tier 1 (CET1) ratio	11.14%	11.11%	12.98%	13.21%	13.30%
Tier 1 ratio	12.12%	12.12%	13.85%	14.09%	14.18%
Total risk based capital ratio	12.55%	12.51%	14.32%	14.55%	14.65%
Tier 1 leverage ratio	10.06%	9.76%	11.00%	10.92%	11.09%
Tangible common equity to tangible assets**	9.00%	8.87%	9.93%	10.02%	9.99%

LIQUIDITY
Net loans to total deposits	93.64%	90.85%	88.74%	86.88%	87.95%
Reliance on wholesale funding	16.25%	15.50%	16.77%	16.02%	18.45%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	0.71%	0.35%	0.60%	0.77%	0.71%
Return on Average Common Equity	6.33%	3.16%	5.26%	6.71%	6.10%
Net interest margin (non-tax equivalent)	3.69%	3.78%	3.52%	3.58%	3.78%

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted average tangible common equity, adjusted net income, adjusted noninterest income, adjusted operating revenues, adjusted noninterest expense, adjusted operating expenses, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) as supplemental information for comparing the combined allowance and fair market value adjustments to the combined acquired and non-acquired loan portfolios (fair market value adjustments are available only for losses on acquired loans); and (iii) adjusted net income and adjusted noninterest income (which exclude merger-related expenses and gain or loss on sale of securities, as applicable), adjusted noninterest expense (which excludes merger-related expenses), adjusted operating expense (which excludes merger-related expenses and amortization of intangibles) and adjusted operating revenues (which includes net interest income and noninterest income and excludes gain or loss on sale of securities, as applicable) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income
Pretax income (as reported)	$8,597	$4,615	$5,727	$6,870	$6,542
Plus: merger-related expenses	1,268	5,193	1,396	31	167
(gain) loss on sale of securities	87	6	-	(54)	-
Adjusted pretax income	9,952	9,814	7,123	6,847	6,709
Tax expense	3,509	3,646	2,332	2,085	2,331
Adjusted net income	$6,443	$6,168	$4,791	$4,762	$4,378

Divided by: weighted average diluted shares	52,704,537	52,599,584	44,322,428	44,287,019	44,301,895
Adjusted net income per share	0.12	0.12	$0.11	$0.11	$0.10
Estimated tax rate for adjustment	34.26%	34.09%	32.75%	32.56%	34.75%

Adjusted noninterest income
Noninterest income (as reported)	$5,375	$4,727	$4,523	$4,927	$4,292
Less: (gain) loss on sale of securities	87	6	-	(54)	-
Adjusted noninterest income	$5,462	$4,733	$4,523	$4,873	$4,292

Adjusted noninterest expenses
Noninterest expenses (as reported)	$21,946	$26,153	$18,362	$18,419	$18,232
Less: merger-related expenses	(1,268)	(5,193)	(1,396)	(31)	(167)
Adjusted noninterest expenses	$20,678	$20,960	$16,966	$18,388	$18,065

Adjusted operating expense
Noninterest expenses (as reported)	$21,946	$26,153	$18,362	$18,419	$18,232
Less: merger-related expenses	(1,268)	(5,193)	(1,396)	(31)	(167)
Less: amortization of intangibles	(458)	(458)	(347)	(347)	(347)
Adjusted operating expense	$20,220	$20,502	$16,619	$18,041	$17,718

Adjusted operating revenues
Net Interest Income (as reported)	$26,050	$26,597	$19,975	$20,362	$20,616
Plus: noninterest income (as reported)	5,375	4,727	4,523	4,927	4,292
Less: (gain) loss on sale of securities	87	6	-	(54)	-
Adjusted operating revenues	$31,512	$31,330	$24,498	$25,235	$24,908

Adjusted operating expense to adjusted operating revenues
Adjusted operating expense	$20,220	$20,502	$16,619	$18,041	$17,718
Divided by: adjusted operating revenues	31,512	31,330	24,498	25,235	24,908
Adjusted operating expense to adjusted operating revenues	64.17%	65.44%	67.84%	71.49%	71.13%
Noninterest expenses to net interest income plus noninterest income	69.84%	83.49%	74.95%	72.83%	73.20%

Adjusted return on average assets
Adjusted net income	$6,443	$6,168	$4,791	$4,762	$4,378
Divided by: average assets	3,135,031	3,132,625	2,480,983	2,473,034	2,406,671
Multiplied by: annualization factor	4.02	4.02	3.97	3.97	4.01
Adjusted return on average assets	0.83%	0.79%	0.77%	0.76%	0.73%
Return on average assets	0.71%	0.35%	0.60%	0.77%	0.71%

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted return on average equity
Adjusted net income	$6,443	$6,168	$4,791	$4,762	$4,378
Divided by: average common equity	352,505	348,556	284,671	282,426	280,676
Multiplied by: annualization factor	4.02	4.02	3.97	3.97	4.01
Adjusted return on average equity	7.35%	7.12%	6.68%	6.69%	6.26%
Return on average equity	6.33%	3.16%	5.26%	6.71%	6.10%

Tangible common equity to tangible assets
Total assets	$3,174,075	$3,153,737	$2,514,264	$2,485,134	$2,443,880
Less: intangible assets	(75,551)	(76,520)	(38,768)	(39,115)	(39,462)
Tangible assets	$3,098,524	$3,077,217	$2,475,496	$2,446,019	$2,404,418

Total common equity	$354,450	$349,511	$284,704	$284,205	$279,743
Less: intangible assets	(75,551)	(76,520)	(38,768)	(39,115)	(39,462)
Tangible common equity	$278,899	$272,991	$245,936	$245,090	$240,281

Tangible common equity	$278,899	$272,991	$245,936	$245,090	$240,281
Divided by: tangible assets	3,098,524	3,077,217	2,475,496	2,446,019	2,404,418
Tangible common equity to tangible assets	9.00%	8.87%	9.93%	10.02%	9.99%
Common equity to assets	11.17%	11.08%	11.32%	11.44%	11.45%

Tangible book value per share
Issued and outstanding shares	53,332,369	53,038,020	44,854,509	44,909,447	44,910,686
Less: nondilutive restricted stock awards	(969,991)	(785,658)	(959,305)	(974,183)	(985,531)
Period end dilutive shares	52,362,378	52,252,362	43,895,204	43,935,264	43,925,155

Tangible common equity	$278,899	$272,991	$245,936	$245,090	$240,281
Divided by: period end dilutive shares	52,362,378	52,252,362	43,895,204	43,935,264	43,925,155
Tangible common book value per share	$5.33	$5.22	$5.60	$5.58	$5.47
Common book value per share	$6.77	$6.69	$6.49	$6.47	$6.37

Adjusted return on average tangible common equity
Average common equity	$352,505	$348,556	$284,671	$282,426	$280,676
Less: average intangible assets	(76,083)	(74,773)	(38,934)	(39,284)	(39,646)
Average tangible common equity	$276,422	$273,783	$245,737	$243,142	$241,030

Net income	$5,552	$2,741	$3,775	$4,778	$4,269
Divided by: average tangible common equity	276,422	273,783	245,737	243,142	241,030
Multiplied by: annualization factor	4.02	4.02	3.97	3.97	4.01
Return on average tangible common equity	8.08%	4.03%	6.09%	7.80%	7.10%

Adjusted net income	$6,443	$6,168	$4,791	$4,762	$4,378
Divided by: average tangible common equity	276,422	273,783	245,737	243,142	241,030
Multiplied by: annualization factor	4.02	4.02	3.97	3.97	4.01
Adjusted return on average tangible common equity	9.37%	9.06%	7.74%	7.77%	7.29%

Adjusted allowance for loan losses
Allowance for loan losses	$10,873	$9,832	$9,064	$8,742	$8,468
Plus: acquisition accounting FMV adjustments to acquired loans	31,277	33,589	28,173	29,548	31,159
Adjusted allowance for loan losses	$42,150	$43,421	$37,237	$38,290	$39,627
Divided by: total loans (excluding LHFS before FMV adjustments)	$2,358,174	$2,312,732	$1,769,988	$1,729,672	$1,688,622
Adjusted allowance for loan losses to total loans	1.79%	1.88%	2.10%	2.21%	2.35%
Allowance for loan losses to total loans	0.47%	0.43%	0.52%	0.51%	0.51%